UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fossil Group, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2017 to (i) elect nine directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years (“Proposal 3”), and (iv) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017 (“Proposal 4”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 13, 2017.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non- Votes
Proposal 1
Jeffrey N. Boyer	37,578,883	310,003	435,646	4,352,740
William B. Chiasson	37,642,521	246,303	435,707	4,352,741
Mauria A. Finley	37,687,228	201,504	435,799	4,352,741
Kosta N. Kartsotis	37,564,331	327,051	433,149	4,352,741
Diane L. Neal	37,630,793	256,881	436,858	4,352,740
Thomas M. Nealon	37,626,560	262,284	435,686	4,352,742
Mark D. Quick	37,649,791	239,252	435,489	4,352,740
James E. Skinner	37,581,644	307,301	435,586	4,352,741
James M. Zimmerman	37,556,908	331,997	435,627	4,352,740

Proposal 2	37,746,653	115,384	462,494	4,352,741

Proposal 4	41,996,603	245,318	435,351	—

	1 Year	2 Years	3 Years	Abstain
Proposal 3	34,801,086	13,208	3,087,849	422,387

Based on the results of the advisory vote on the frequency of the advisory vote on executive compensation, the Company’s Board of Directors has determined that the Company will hold its advisory vote on executive compensation every year until the next advisory vote on the frequency of the advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: May 26, 2017	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer